Exhibit 99.1
Fortive Reports Second Quarter 2018 Results

EVERETT, WA, July 26, 2018 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the second quarter 2018.
For the second quarter ended June 29, 2018, net earnings were $295.0 million. For the same period, adjusted net earnings were $321.7 million. Diluted net earnings per share for the second quarter ended June 29, 2018 were $0.83. For the same period, adjusted diluted net earnings per share were $0.91.
For the second quarter of 2018, revenues increased 13.9% year-over-year to $1.9 billion, with core revenue growth of 5.3%.
James A. Lico, President and Chief Executive Officer, stated, “Today we reported another quarter of double-digit adjusted earnings and sales growth and strong free cash flow performance. As we look to the second half of the year, we expect our core growth rate to accelerate versus the first half driven by improving order trends and as acquisitions of Orpak, ISC, and Landauer become part of our core revenue.”
For the third quarter of 2018, Fortive anticipates diluted net earnings per share to be in the range of $0.73 to $0.77 and adjusted diluted net earnings per share to be in the range of $0.83 to $0.87. For the full year 2018, Fortive expects diluted net earnings per share to be in the range of $3.02 to $3.10, which includes anticipated transaction costs related to the Automation & Specialty businesses divestiture and the Advanced Sterilization Products acquisition of $0.05 per share and $0.11 per share for the third quarter and fourth quarter of 2018, respectively. For the full year 2018, Fortive expects adjusted diluted net earnings per share to be in the range of $3.42 to $3.50. The updated guidance reflects a full-year $0.08 dilutive impact from the mandatory convertible preferred stock offering which Fortive expects to offset with operational improvements.
Mr. Lico added, “Since last quarter, we announced two acquisitions totaling $3.5 billion and significantly advanced our portfolio enhancement work to accelerate growth and reduce cyclicality. With our strong free cash flow generation and balance sheet, we are well-positioned to continue deploying capital towards M&A. The power of the Fortive Business System coupled with our portfolio transformation positions us well for the remainder of 2018 and beyond.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 4480728). A replay of the conference call will be available two hours after the completion of the call until Friday, August 10, 2018. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 4480728) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, timing of acquisitions and dispositions, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to consummate the pending transaction with Altra Industrial Motion on a timely basis, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, disruptions relating to man-made and natural disasters, impact of our separation from Danaher on our operations or financial results, and impact of our indemnification obligation to Danaher. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarters ended March 30, 2018 and June 29, 2018. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Sales	$1,856.0	$1,628.8	$3,596.7	$3,164.0
Cost of sales	(917.1)	(823.7)	(1,787.0)	(1,614.9)
Gross profit	938.9	805.1	1,809.7	1,549.1
Operating costs:
Selling, general and administrative expenses	(445.5)	(356.9)	(869.2)	(709.1)
Research and development expenses	(111.0)	(99.1)	(219.9)	(195.3)
Operating profit	382.4	349.1	720.6	644.7
Non-operating expenses:
Interest expense, net	(25.3)	(22.7)	(49.9)	(45.3)
Other non-operating expenses	(1.1)	(0.8)	(1.8)	(1.5)
Earnings before income taxes	356.0	325.6	668.9	597.9
Income taxes	(61.0)	(85.5)	(112.7)	(158.1)
Net earnings	295.0	240.1	556.2	439.8
Mandatory convertible preferred stock cumulative dividends	(0.2)	—	(0.2)	—
Net earnings attributable to common stockholders	$294.8	$240.1	$556.0	$439.8
Net earnings per common share:
Basic	$0.84	$0.69	$1.59	$1.27
Diluted	$0.83	$0.68	$1.57	$1.25
Average common stock and common equivalent shares outstanding:
Basic	349.2	347.2	348.9	347.1
Diluted	355.0	352.2	354.7	351.8

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Sales:
Professional Instrumentation	$889.0	$759.0	$1,760.7	$1,475.1
Industrial Technologies	967.0	869.8	1,836.0	1,688.9
Total	$1,856.0	$1,628.8	$3,596.7	$3,164.0

Operating Profit:
Professional Instrumentation	$219.4	$185.5	$425.8	$344.0
Industrial Technologies	200.9	181.7	359.2	334.5
Other (a)	(37.9)	(18.1)	(64.4)	(33.8)
Total	$382.4	$349.1	$720.6	$644.7

Operating Margins:
Professional Instrumentation	24.7%	24.4%	24.2%	23.3%
Industrial Technologies	20.8%	20.9%	19.6%	19.8%
Total	20.6%	21.4%	20.0%	20.4%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•	Excluding on a pretax basis both acquisition and divestiture-related costs deemed significant (“Transaction Costs”); and

•
Excluding the tax effect of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods; and

•	Excluding adjustments made to the 2017 provisional amount estimated in connection with the Tax Cut and Jobs Act (the “TCJA Adjustments”).

If any additional subsequent TCJA Adjustments are made in 2018, such adjustments will be reflected in the applicable GAAP financial measures corresponding to the reporting period during which such adjustments are determined. In the event of such subsequent TCJA Adjustments, we will also exclude such adjustments in the non-GAAP historical adjusted net earnings and historical adjusted diluted net earnings per share we disclose for the corresponding period.

While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

The forecasted adjusted diluted net earnings per share does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.

The TCJA Adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period. We will adjust for, and identify as significant, acquisition and divestiture-related transaction costs, acquisition related fair value adjustments to inventory and deferred revenue, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period.

Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2), the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings

	Three Months Ended		Six Months Ended
($ in millions)	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net Earnings (GAAP)	$295.0	$240.1	$556.2	$439.8
Pretax amortization of acquisition-related intangible assets in the three months ($24 million pretax, $20 million after tax) and six months ($49 million pretax, $40 million after tax) ended June 29, 2018, and in the three months ($13 million pretax, $10 million after tax) and six months ($27 million pretax, $20 million after tax) ended June 30, 2017	24.1	13.3	49.1	26.6
Acquisition and divestiture-related transaction costs in the three months ($11 million pretax, $9 million after tax) and six months ($15 million pretax, $12 million after tax) ended June 29, 2018 *	11.0	—	14.8	—
Tax effect of the adjustments reflected above	(6.5)	(3.5)	(11.6)	(7.1)
TCJA Adjustments	(1.9)	—	(6.1)	—
Adjusted Net Earnings (Non-GAAP)	$321.7	$249.9	$602.4	$459.3

* $3.8 million of acquisition and divestiture-related transaction costs were recorded in the three months ended March 30, 2018.

Adjusted Diluted Net Earnings Per Share

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Diluted Net Earnings Per Share (GAAP)	$0.83	$0.68	$1.57	$1.25
Pretax amortization of acquisition-related intangible assets in the three months ($24 million pretax, $20 million after tax) and six months ($49 million pretax, $40 million after tax) ended June 29, 2018, and in the three months ($13 million pretax, $10 million after tax) and six months ($27 million pretax, $20 million after tax) ended June 30, 2017	0.07	0.04	0.14	0.08
Acquisition and divestiture-related transaction costs in the three months ($11 million pretax, $9 million after tax) and six months ($15 million pretax, $12 million after tax) ended June 29, 2018 *	0.03	—	0.04	—
Tax effect of the adjustments reflected above	(0.02)	(0.01)	(0.03)	(0.02)
TCJA Adjustments	(0.01)	—	(0.02)	—
Adjusted Diluted Net Earnings Per Share (Non-GAAP)**	$0.91	$0.71	$1.70	$1.31

* $3.8 million of acquisition and divestiture-related transaction costs were recorded in the three months ended March 30, 2018.
** The sum of the components of Adjusted Diluted Net Earnings Per Share may not equal the total amount due to rounding.

Core Revenue Growth

	% Change Three Months Ended June 29, 2018 vs. Comparable 2017 Period	% Change Six Months Ended June 29, 2018 vs. Comparable 2017 Period
Total Revenue Growth (GAAP)	13.9%	13.7%
Core (Non-GAAP)	5.3%	4.0%
Acquisitions (Non-GAAP)	7.0%	7.2%
Impact of currency translation (Non-GAAP)	1.6%	2.5%
Forecasted Adjusted Diluted Net Earnings Per Share

	Three Months Ending September 28, 2018		Year Ending December 31, 2018
	Low End	High End	Low End		High End
Forecasted Diluted Net Earnings Per Share	$0.73	$0.77	$3.02		$3.10
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending September 28, ($24 million pretax, $20 million after tax) and year ending December 31, 2018 ($98 million pretax, $80 million after tax)	0.06	0.06	0.27		0.27
Tax effect of the anticipated amortization of acquisition-related intangible assets in the three months ending and year ending December 31, 2018	(0.01)	(0.01)	(0.05)		(0.05)
Anticipated pretax acquisition and divestiture-related transaction costs in the three months ending September 28, 2018 ($23 million pretax, $19 million after tax) and the year ending December 31, 2018 ($90 million pretax, $72 million after tax)	0.06	0.06	0.25		0.25
Tax effect of the anticipated acquisition and divestiture-related transaction costs in the three months ending September 28, 2018 and the year ending December 31, 2018	(0.01)	(0.01)	(0.05)		(0.05)
TCJA Adjustments	—	—	(0.02)		(0.02)
Forecasted Adjusted Diluted Net Earnings Per Share	$0.83	$0.87	$3.42	*	$3.50	*

* We anticipate additional $51 million of pretax ($41 million after tax) acquisition and divestiture-related transaction costs in the three months ending December 31, 2018. The forecasted adjusted diluted net earnings per share for the year ending December 31, 2018 include an after tax adjustment of $0.11 per share corresponding to such anticipated additional acquisition and divestiture-related costs in the three months ending December 31, 2018.